UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): April 26, 2007
ADVANTA CORP.
(Exact Name of Issuer as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	0-14120 (Commission File Number)	23-1462070 (I.R.S. Employer Identification Number)

Welsh & McKean Roads, P.O. Box 844 Spring House, Pennsylvania (Address of Principal Executive Offices)	19477 (Zip Code)
(215) 657-4000
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-l 2 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
     On April 26, 2007, William A. Rosoff, the President and Vice Chairman of the Board of Directors of Advanta Corp. (the “Company”), sold 250,000 shares of the Company’s Class B Common Stock representing 16.8% of his interest in the Company’s securities. Mr. Rosoff, who joined the Company as its Vice Chairman of the Board of Directors in January, 1996, has not previously sold any Company stock in the market and is doing so now for personal liquidity.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934. the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Advanta Corp.

Date: April 26, 2007

	By:	/s/ Elizabeth H. Mai Elizabeth H. Mai Senior Vice President, Chief Administrative Officer, Secretary and General Counsel